Exhibit 99.1

Report of Independent Registered Accounting Firm

Board of Directors NTS Realty Holdings Limited Partnership:

We have audited the accompanying Statement of Revenue in Excess of Certain Expenses (the “Statement”) of Creek’s Edge at Stony Point (“Creek’s Edge”) for the year ended December 31, 2006.  This Statement is the responsibility of Creek’s Edge’s management.  Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement.  An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A dated October 23, 2007 of NTS Realty Holdings Limited Partnership) as described in Note 2, and is not intended to be a complete presentation of Creek’s Edge’s revenue and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue in excess of certain expenses described in Note 2 of Creek’s Edge for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/Ernst & Young LLP

Louisville, Kentucky
October 16, 2007

CREEK’S EDGE AT STONY POINT

Statements of Revenue in Excess of Certain Expenses

(Dollars in thousands)

	Year Ended December 31, 2006	Six Months Ended June 30, 2007
		(unaudited)
Revenue:
Rent and other	$503	$827

Certain expenses:
Operating expenses	359	250
General and administrative	44	22
Real estate taxes and insurance	79	262

Revenue in excess of certain expenses	$21	293

See accompanying notes to the Statements of Revenue in Excess of Certain Expenses

CREEK’S EDGE AT STONY POINT

Notes to Statements of Revenue in Excess of Certain Expenses

(1)                                 Property Acquired

                                                NTS Realty Holdings Limited Partnership (“NTS Realty”), with an unaffiliated co-owner, acquired Creek’s Edge, a 202-unit multifamily property located in Richmond, Virginia from an unrelated third party, on August 14, 2007.

(2)                                 Basis of Presentation

The Statements of Revenue in Excess of Certain Expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of NTS Realty dated October 23, 2007 and is not intended to be a complete presentation of Creek’s Edge revenue and expenses.

The Statements of Revenue in Excess of Certain Expenses are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles.  The Statements of Revenue in Excess of Certain Expenses are not representative of the actual operations for the period presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in our proposed future operations have been excluded.  Creek’s Edge began operations in May 2006.  The Statements of Revenue in Excess of Certain Expenses may not necessarily be indicative of future operating results due to the fact that the property was newly constructed and the operating results reflect the initial leasing of the apartments at this property.  Expenses excluded consist of management fees, interest, depreciation and amortization and other expenses not directly related to our future operations.  All adjustments, consisting only of normal recurring accruals, necessary for a fair presentation have been made to the statement of revenue and certain expenses for the six months ended June 30, 2007.  The results of operations for the interim period are not necessarily indicative of the results that may be expected for the full year or any other interim period.

(3)                                 Summary of Significant Accounting Policies

Revenue Recognition

Multifamily units are rented under lease agreements with terms of one year or less.  Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

                                                Use of Estimates

                                                Management has made a number of estimates and assumptions relating to the reporting of revenue and certain expenses to prepare the Statements of Revenue in Excess of Certain Expenses in conformity with U.S. generally accepted accounting principles.  Actual results could differ from these estimates.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred while significant improvements, renovations and replacements are capitalized.

Advertising

All advertising costs are expensed as incurred and reported on the Statements of Revenue and Certain Expenses within the line item Operating Expenses.  For the year ended December 31, 2006, advertising expenses were approximately $45,000.  For the unaudited six months ended June 30, 2007, advertising expenses were approximately $38,000.

PRO FORMA CONSOLIDATED BALANCE SHEET

On August 15, 2007, NTS Realty Holdings Limited Partnership (“NTS Realty”) announced that it completed the purchase, through its wholly-owned subsidiary, Creek’s Edge Apartments, LLC, of Creek’s Edge at Stony Point (“Creek’s Edge”), a multifamily property located in Richmond, Virginia, with an unaffiliated co-owner.  NTS Realty and its co-owner purchased the property from an unrelated third party.  NTS Realty and its co-owner paid an aggregate purchase price of $32.4 million to acquire Creek’s Edge.  NTS Realty and its co-owner satisfied the purchase price for Creek’s Edge with funds obtained from a $22.75 million short-term mortgage loan from JP Morgan Chase Bank, N.A., funds from a $4.5 million increase in an existing mortgage loan and from working capital.

The accompanying unaudited Pro Forma Consolidated Balance Sheet of NTS Realty is presented as if Creek’s Edge at Stony Point had been acquired on June 30, 2007.  The unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 and six months ended June 30, 2007 as well as the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2006 and filed March 28, 2007 and Form 10-Q for the six months ended June 30, 2007 and filed August 10, 2007.  In management’s opinion, all adjustments necessary to reflect the acquisition have been made.  The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated at June 30, 2007, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

	Historical Amounts (A)	Creek’s Edge (B)	Pro Forma Amounts
ASSETS:
Cash and equivalents	$95,639	$531,081	$626,720
Cash and equivalents - restricted	1,429,794	-	1,429,794
Accounts receivable, net	861,719	-	861,719
Deposits	500,000	(500,000)	-
Land, buildings and amenities, net	295,940,323	32,302,274	328,242,597
Long-lived assets held for sale	35,522,821	-	35,522,821
Other assets	3,165,969	355,400	3,521,369

Total assets	$337,516,265	$32,688,755	$370,205,020

LIABILITIES:
Mortgages and notes payable	$236,062,008	$27,250,000	$263,312,008
Accounts payable and accrued expenses	3,084,431	-	3,084,431
Accounts payable and accrued expenses due to affiliate	499,913	-	499,913
Distributions payable	1,138,076	-	1,138,076
Security deposits	827,903	14,443	842,346
Long-lived liabilities held for sale	3,258,671	-	3,258,671
Other liabilities	4,890,610	40,629	4,931,239

Total liabilities	249,761,612	27,305,072	277,066,684

MINORITY INTEREST	4,282,877	5,246,122	9,528,999

COMMITMENTS AND CONTINGENCIES

PARTNERS’ EQUITY	83,471,776	137,561	83,609,337

Total liabilities and partners’ equity	$337,516,265	$32,688,755	$370,205,020

The accompanying notes to pro forma consolidated balance sheet are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

A)            Historical Amounts

Represents the consolidated balance sheet of NTS Realty Holdings Limited Partnership (“NTS Realty”) as of June 30, 2007, as contained in the historical financial statements and notes thereto filed on Form 10-Q.

B)            Pro Forma Adjustments

Creek’s Edge

Represents the acquisition of Creek’s Edge at Stony Point (“Creek’s Edge”) for a total purchase price of $32.4 million.  The acquisition was primarily financed using the proceeds of a $22.75 million short-term mortgage loan from JP Morgan Chase Bank N.A., at a variable interest rate of one-month LIBOR plus 1.75%, then 7.38%, maturing August 14, 2008.  The remainder of the transaction was financed using a $4.5 million increase to an existing mortgage payable to a bank, bearing interest at a variable rate of interest, then 7.41%, and guaranteed by Mr. Nichols and Mr. Lavin, our chairman and president, respectively.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The accompanying unaudited Pro Forma Consolidated Statements of Operations of NTS Realty for the year ended December 31, 2006 and six months ended June 30, 2007 are presented as if Creek’s Edge had been acquired along with our previously reported acquisition of The Overlook at St. Thomas (“The Overlook”) on January 1, 2006.  The unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2006 and filed March 28, 2007 and Form 10-Q for the six months ended June 30, 2007 and filed August 10, 2007.  The following unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the year ending December 31, 2006 and six months ended June 30, 2007, assuming the above transactions had been consummated on January 1, 2006, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2006

(unaudited)

	Historical Amounts (A)	The Overlook (B)	Creek’s Edge (B)	Pro Forma Amounts
REVENUE:
Rental income	$36,371,113	$4,708,299	$502,952	$41,582,364
Tenant reimbursements	1,809,065	131,319	-	1,940,384

Total revenue	38,180,178	4,839,618	502,952	43,522,748

EXPENSES:
Operating expenses	8,490,946	929,309	402,450	9,822,705
Operating expenses reimbursed to affiliate	4,529,912	585,750	-	5,115,662
Management fees	1,933,264	241,981	25,174	2,200,419
Property taxes and insurance	4,345,234	358,071	79,387	4,782,692
Professional and administrative expenses	1,922,057	134,179	-	2,056,236
Professional and administrative expenses reimbursed to affiliate	1,577,566	-	-	1,577,566
Depreciation and amortization	13,992,731	2,981,565	1,004,581	17,978,877

Total operating expenses	36,791,710	5,230,855	1,511,592	43,534,157

OPERATING INCOME (LOSS)	1,388,468	(391,237)	(1,008,640)	(11,409)

Interest and other income	164,986	193,639	-	358,625
Interest expense	(11,363,481)	(2,082,193)	(2,013,738)	(15,459,412)
Loss on disposal of assets	(169,479)	-	-	(169,479)
Minority Interest	-	(911,916)	(1,480,965)	(2,392,881)

LOSS FROM CONTINUING OPERATIONS	$(9,979,506)	$(1,367,875)	$(1,541,413)	$(12,888,794)

Loss from continuing operations allocated to limited partners	$(9,353,033)	$(1,282,005)	$(1,444,649)	$(12,079,687)

Loss from continuing operations per limited partnership unit	$(0.88)	$(0.12)	$(0.13)	$(1.13)

Number of limited partnership interests	10,667,117	10,667,117	10,667,117	10,667,117

The accompanying notes to pro forma consolidated statements of operations are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Statements of Operations

For the Six Months Ended June 30, 2007

(unaudited)

	Historical Amounts (A)	The Overlook (B)	Creek’s Edge (B)	Pro Forma Amounts
REVENUE:
Rental income	$18,618,260	$980,896	$827,476	$20,426,632
Tenant reimbursements	809,249	27,358	-	836,607

Total revenue	19,427,509	1,008,254	827,476	21,263,239

EXPENSES:
Operating expenses	4,435,791	193,477	271,592	4,900,860
Operating expenses reimbursed to affiliate	2,373,401	122,031	-	2,495,432
Management fees	961,187	50,413	41,374	1,052,974
Property taxes and insurance	2,649,537	74,598	262,466	2,986,601
Professional and administrative expenses	672,654	27,954	-	700,608
Professional and administrative expenses reimbursed to affiliate	909,464	-	-	909,464
Depreciation and amortization	7,440,133	556,385	735,872	8,732,390

Total operating expenses	19,442,167	1,024,858	1,311,304	21,778,329

OPERATING LOSS	(14,658)	(16,604)	(483,828)	(515,090)

Interest and other income	62,217	40,341	-	102,558
Interest expense	(5,876,001)	(433,790)	(1,006,869)	(7,316,660)
Loss on disposal of assets	(48,919)	-	-	(48,919)
Minority Interest	(292,296)	(164,021)	(730,442)	(1,186,759)

LOSS FROM CONTINUING OPERATIONS	$(5,585,065)	$(246,032)	$(760,255)	$(6,591,352)

Loss from continuing operations allocated to limited partners	$(5,234,431)	$(230,586)	$(712,526)	$(6,177,543)

Loss from continuing operations per limited partnership unit	$(0.49)	$(0.02)	$(0.07)	$(0.58)

Number of limited partnership interests	10,666,377	10,666,377	10,666,377	10,666,377

The accompanying notes to pro forma consolidated statements of operations are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Notes to Pro Forma Consolidated Statements of Operations

 (unaudited)

A)            Historical Amounts

Represents the historical consolidated statement of operations of NTS Realty Holdings Limited Partnership (“NTS Realty”) for the year ended December 31, 2006, as contained in the historical financial statements and notes thereto as filed on Form 10-K, and for the six months ended June 30, 2007 as contained in the historical financial statements and notes thereto as filed on Form 10-Q.

B)            Pro Forma Adjustments

The Overlook

Represents the pro forma revenue and expenses for the year ended December 31, 2006 and six months ended June 30, 2007 attributable to the acquisition of The Overlook at St. Thomas (“The Overlook”) as if the acquisition had occurred on January 1, 2006 and includes the prior owners operating results through March 13, 2007.  The unaudited Pro Forma Statement of Operations reflects the financing of The Overlook acquisition using the proceeds of the sale of our Springs Medical Office and Springs Office Center commercial properties through the use of a tax deferred 1031 exchange. Management fees expensed represents the amount of fees that would have been paid under NTS Realty’s management agreement with NTS Development Company.  Interest expense is attributable to the newly acquired debt of approximately $36.0 million on The Overlook.  The debt bears annual interest at 5.72%, requires monthly payments of principal and interest of $209,401 through April 11, 2017, and will have a remaining balance due of approximately $30.3 million.  Depreciation and amortization expense relates to the aggregate purchase price of approximately $46.0 million less a preliminary allocation to land of approximately $5.1 million and is calculated as follows:

	Basis	Approximate Pro Forma Depreciable Life	For the Year Ended December 31, 2006	For the Six Months Ended June 30, 2007
ASSETS:
Building	$32,683,000	30 Years	$1,089,433	$226,965
Furniture, fixtures and equipment	7,906,085	5 Years	1,581,217	329,420
In-place leases	310,915	1 Year	310,915	-

Total	$40,900,000		$2,981,565	$556,385

Creek’s Edge

Represents the proforma revenue and expenses for the year ended December 31, 2006 and six months ended June 30, 2007 attributable to the acquisition of Creek’s Edge as if the acquisition had occurred on January 1, 2006 and the property began operations in May 2006.  The Unaudited Pro Forma Statement of Operations reflects the financing of Creek’s Edge using the borrowings on a $22.75 million short-term mortgage loan from JP Morgan Chase Bank N.A. at a variable interest rate of one-month LIBOR plus 1.75% maturing August 14, 2008, and a $4.5 million increase in an existing mortgage loan.  Management fees expensed represents the amount of fees that would have been paid under NTS Realty’s management agreement with NTS Development Company.  Interest expense is attributed to the short-term mortgage payable and increase in an existing mortgage loan.  Depreciation and amortization expense relates to the aggregate purchase price of approximately $32.4 million less a preliminary allocation to land of approximately $3.9 million and is calculated as follows:

	Basis	Approximate Pro Forma Depreciable Life	For the Year Ended December 31, 2006	For the Six Months Ended June 30, 2007
ASSETS:
Building	$25,673,849	30 Years	$570,530	$427,898
Furniture, fixtures and equipment	2,728,425	5 Years	363,790	272,842
In-place leases	105,393	1 Year	70,261	35,132

Total	$28,507,667		$1,004,581	$735,872